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                                                                   EXHIBIT 10.14

                                  ARBITRON INC.
                      2001 BROAD BASED STOCK INCENTIVE PLAN

1.      Purpose of Plan.

        The purpose of the Arbitron Inc. 2001 Broad Based Stock Incentive Plan (the "Plan") is to advance the interests of Arbitron Inc., a Delaware corporation (the "Company") and its Subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

2.      Definitions.

        The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

        2.1    "Board" means the Board of Directors of the Company.

        2.2 "Broker Exercise Notice" means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

        2.3    "Code" means the Internal Revenue Code of 1986, as amended.

        2.4 "Committee" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

        2.5 "Common Stock" means the common stock of the Company, par value $0.50 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.4 of the Plan.

        2.6 "Disability" means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

        2.7 "Eligible Recipients" means (i) all employees (including, without limitation, officers and directors who are also employees) of the Company or any Subsidiary and any non-employee directors, consultants and independent contractors of the Company or any Subsidiary.

        2.8 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        2.9 "Fair Market Value" means, with respect to the Common Stock as of any date, the closing market price per share of the Common Stock at the end of the regular trading session, which as of the effective date of this Plan is 4:00 p.m. New York city time, as reported on the New York Stock Exchange Composite Tape on that date (or, if no shares were traded or quoted on such date, as


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of the next preceding date on which there was such a trade or quote) or such other methodology as the Committee deems appropriate.

        2.10 "Incentive Award" means an Optionor Restricted Stock Award granted to an Eligible Recipient pursuant to the Plan.

        2.11 "Option" means a Non-Statutory Stock Option granted to an Eligible Recipient pursuant to Section 6 of the Plan.

        2.12 "Participant" means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

        2.13 "Previously Acquired Shares" means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued upon the grant, exercise or vesting of such Incentive Award.

        2.14 "Restricted Stock Award" means an award of Common Stock or Stock Units granted to an Eligible Recipient pursuant to Section 7 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 7.

        2.15 "Retirement" means the termination (other than for cause or by reason of death or Disability) of a Participant's employment or other service on or after the date on which the Participant has attained the age of 55 and has completed 10 years of continuous service to the Company or any Subsidiary (such period of service to be determined in accordance with the retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company's plan or practice for purposes of this determination).

        2.16   "Securities Act" means the Securities Act of 1933, as amended.

        2.17 "Stock Unit" means a bookkeeping entry representing the equivalent of one share of Common Stock that is payable in the form of Common Stock, cash or any combination of the foregoing.

        2.18 "Subsidiary" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

        2.19 "Tax Date" means the date any withholding tax obligation arises under the Code for a Participant with respect to an Incentive Award.

3.      Plan Administration.

        3.1 The Committee. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, the Plan will be administered by a committee (the "Committee") consisting solely of not less than two members of the Board who are "Non-Employee Directors" within the meaning of Rule 16b-3 under the Exchange Act. To the extent consistent with corporate law, the Committee may delegate to any directors or officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as

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the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

        3.2    Authority of the Committee.

               (a) In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted;
        (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock, Stock Units or any combination of the foregoing.

               (b)    Except as otherwise provided in the remainder of this
        Section 3.2(b), the Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award or accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification.

               (c) In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other similar change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect to the Company (or any Subsidiary or division thereof) or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the grant or vesting criteria of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of

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        directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

               (d) The Committee may permit or require the deferral of any payment, issuance or other settlement of an Incentive Award subject to such rules and procedures as the Committee may establish, including the conversion of such payment, issuance or other settlement into Options or Stock Units and the payment or crediting of interest, dividends or dividend equivalents.

4.      Shares Available for Issuance.

        4.1 Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.4 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 1,000,000 shares. The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

        4.2 Calculation of Shares Available. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. To the extent that any shares of Common Stock that are subject to an Incentive Award under the Plan (a) are not issued to a Participant due to the fact that such Incentive Award lapses, expires, is forfeited or for any reason is terminated unexercised or unvested, or is settled or paid in cash or (b) are used to satisfy any exercise price or withholding obligations, such shares will automatically again become available for issuance under the Plan. In addition, to the extent that a Participant tenders (either by actual delivery or by attestation) shares of Common Stock already owned by the Participant to the Company in satisfaction of any exercise price or withholding tax obligations, such shares will automatically again become available for issuance under the Plan.

        4.3 Additional Limitations. Notwithstanding any other provisions of the Plan to the contrary and subject, in each case, to adjustment as provided in
Section 4.4 of the Plan, no more than 300,000 shares of Common Stock may be issued under the Plan with respect to Restricted Stock Awards that are not granted in lieu of cash compensation that would otherwise be payable to Participants.

        4.4 Adjustments to Shares and Incentive Awards. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustments (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, (a) the number and kind of securities or other property (including cash) subject to outstanding Options, and (b) the exercise price of outstanding Options.


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5.      Participation.

        Participants in the Plan will include those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6.      Options.

        6.1 Grant. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion and reflected in the award agreement evidencing such Option.

        6.2 Exercise Price. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant; provided, however, that such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant.

        6.3 Exercisability and Duration. An Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant. An Option will expire five (5) years after the date of grant unless otherwise provided in the award agreement evidencing the Option.

        6.4 Payment of Exercise Price. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares (including through delivery of a written attestation of ownership of such Previously Acquired Shares if permitted, and on terms acceptable, to the Committee in its sole discretion), a full recourse promissory note (on terms acceptable to the Committee in its sole discretion) or by a combination of such methods.

        6.5 Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company, and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

7.      Restricted Stock Awards.

        7.1 Grant. An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the provisions of the Plan, as may be determined by the Committee in its sole discretion and reflected in the award agreement evidencing such Restricted Stock Award. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the


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Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period or that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance criteria.

        7.2 Rights as a Stockholder; Transferability. Except as provided in Sections 7.1, 7.3 and 13.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 7 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

        7.3 Dividends and Distributions. Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (including regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate and will be paid currently to the Participant. In the event the Committee determines not to pay such dividends or distributions currently, the Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. In addition, the Committee, in its sole discretion, may require such dividends and distributions to be reinvested (and in such case the Participants consent to such reinvestment) in shares of Common Stock that will be subject to the same restrictions as the shares to which such dividends or distributions relate.

        7.4 Enforcement of Restrictions. To enforce the restrictions referred to in this Section 7, the Committee may (a) place a legend on the stock certificates referring to such restrictions and may require Participants, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or
(b) maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company's transfer agent for its Common Stock.

8. Effect of Termination of Employment or Other Service. The Committee will have the authority, in its sole discretion, to determine the effect that termination of a Participant's employment or other service with the Company and all Subsidiaries, whether due to death, Disability, Retirement or any other reason, will have on outstanding Incentive Awards then held by such Participant.

9.      Payment of Withholding Taxes.

        9.1 General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts which may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Incentive Award.

        9.2 Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in


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part, any legally required withholding or employment-related tax obligation described in Section 9.1 of the Plan by electing to tender Previously Acquired Shares, a Broker Exercise Notice or a promissory note (on terms acceptable to the Committee in its sole discretion), or by a combination of such methods.

10.     Change of Control.

        10.1 Effect of a Change of Control. The Committee will have the authority, in its sole discretion, to determine whether a change of control of the Company has or will occur, and the effect that any change of control of the Company will have on outstanding Incentive Awards then held by such Participant.

        10.2 Authority to Modify Change of Control Provisions. Prior to a change of control of the Company, unless otherwise provided in the agreement evidencing the Incentive Award, the Participant will have no rights under this
Section 10, and the Committee will have the authority, in its sole discretion, to rescind, modify or amend the provisions of this Section 10 without the consent of any Participant.

11.     Rights of Eligible Recipients and Participants; Transferability.

        11.1 Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

        11.2 Rights as a Stockholder. As a holder of Incentive Awards (other than Restricted Stock Awards), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

        11.3 Restrictions on Transfer. Except pursuant to testamentary will or the laws of descent and distribution and except as expressly permitted by
Section 11.3 of the Plan, no right or interest of any Participant in an Incentive Award prior to the exercise or vesting of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. A Participant will, however, be entitled to designate a beneficiary to receive an Incentive Award upon such Participant's death. In the event of a Participant's death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 8of the Plan) will be made by, the Participant's designated beneficiary. For purposes of the Plan, a "designated beneficiary" will be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee will require in its sole discretion. If a Participant fails to designate a beneficiary, or if the designated beneficiary does not survive the Participant or dies before the designated beneficiary's exercise of all rights under the Plan, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 8 of the Plan) may be made by, the Participant's personal representative.

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        11.4   Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

12.     Securities Law and Other Restrictions.

        Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

13.     Plan Amendment, Modification and Termination.

        The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Section 4.4 and Section 10 of the Plan.

14.     Effective Date and Duration of the Plan.

        The Plan is effective as of March 30, 2001, the date it was adopted by the Board. The Plan will terminate at midnight on March 29, 2011, and may be terminated prior thereto by Board action, and no Incentive Award will be granted after such termination. Incentive Awards outstanding upon termination of the Plan may continue to vest, or become free of restrictions, in accordance with their terms.

15.     Miscellaneous.

        15.1 Governing Law. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Maryland.

        15.2 Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

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